                                                                       Exhibit 5

                   (Letterhead of Gentry, Locke Rakes & Moore)


                               September 20, 2000

Direct Dial: (540) 983-9310

gene_derryberry@gentrylocke.com



First Community Bancshares, Inc.
One Community Place
P.O. Box 989
Bluefield, VA  24605

         Re:      First Community Bancshares, Inc.
                  Registration Statement on Form S-4

Dear Sirs:

We are acting as counsel for First Community Bancshares, Inc., a Nevada corporation ("Bancshares"), in connection with the pending registration and issuance by Bancshares of up to 435,000 shares of its common stock to be issued in connection with the merger of Citizens Southern Bank, Inc. with and into First Community Bank, National Association (the "Merger"). The registration of the shares is being effected by a Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the "Registration Statement").

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments related to the shares to be issued as we have deemed necessary for the purpose of this opinion.

Upon the basis of the foregoing, we are of the opinion that:

         (1) Bancshares is a corporation duly organized and validly existing under the laws of the State of Nevada.

         (2) The shares to be issued in connection with the Merger, when issued, will be duly authorized, legally issued, fully paid and nonassessable shares of the common stock of Bancshares.

First Community Bancshares, Inc.
September 20, 2000
Page 2



We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-4. We also consent to the use of our name under the Caption "Legal Opinions" in the Prospectus contained in the Registration Statement.

                                            Sincerely,

                                            GENTRY LOCKE RAKES & MOORE


                                            /s/ Eugene E. Derryberry
                                            --------------------------
                                            Eugene E. Derryberry

EED:mk